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                                                                   Exhibit 23.1



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 13, 1999 relating to the financial statements which appear in Streamline.com, Inc.'s registration statement on Form S-1 for the years ended December 31, 1996, 1997 and 1998.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 14, 1999